Exhibit 99.1

Cadre Holdings Reports Third Quarter 2022 Financial Results

Achieved Net Income and Adjusted EBITDA Growth; Expanded Adjusted EBITDA Margin

Exceeded Pricing Growth Target Above Inflation

Reaffirms 2022 Full-Year Guidance

JACKSONVILLE, Fla., November 10, 2022 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three and nine months ended September 30, 2022.

Third Quarter and Nine-Month 2022 Highlights

●	Net sales of $111.6 million for the third quarter; net sales of $334.2 million for the nine months ended September 30, 2022
●	Gross profit margin of 39.2% for the third quarter; gross profit margin of 38.0% for the nine months ended September 30, 2022
●	Net income of $4.9 million, or $0.13 per diluted share, for the third quarter; net loss of $0.8 million, or $0.02 per diluted share, for the nine months ended September 30, 2022
●	Adjusted EBITDA of $20.7 million for the third quarter; Adjusted EBITDA of $53.3 million for the nine months ended September 30, 2022
●	Adjusted EBITDA margin of 18.6% for the third quarter; Adjusted EBITDA margin of 16.0% for the nine months ended September 30, 2022
●	Adjusted EBITDA conversion of 97% for the third quarter; Adjusted EBITDA conversion of 94% for the nine months ended September 30, 2022
●	Declared quarterly cash dividend of $0.08 per share in October 2022

“We are pleased with Cadre’s significant progress in our first 12 months as a public company, delivering on strategic objectives and capitalizing on the attractive long-term tailwinds driving demand for our mission-critical safety and survivability equipment,” said Warren Kanders, CEO and Chairman. “Despite persistent supply chain disruptions and inflationary pressures, Cadre has continued to benefit from its resilient operating model and entrenched positions in law enforcement, first responder, and military markets. During the third quarter, we generated year-over-year and sequential improvements in net income and adjusted EBITDA. Importantly, our product portfolio mix began to improve in Q3 as anticipated, and adjusted EBITDA margin improved by 300 basis points versus Q2.”

“Cadre once again exceeded our 1% pricing growth target above inflation, helping to drive outstanding adjusted EBITDA conversion above the high-end of our guidance range. Based on our continued strong cash flow generation, we remain well positioned to capitalize on a robust M&A pipeline, complementing our core organic growth initiatives. Building on our two accretive acquisitions year-to-date, we continue actively pursuing attractive acquisitions and remain steadfast in our focus on high margin companies with leading market positions and strong recurring revenues and cash flows for the benefit of shareholders.”

Third Quarter and Nine-Month 2022 Operating Results

For the quarter ended September 30, 2022, Cadre generated net sales of $111.6 million, as compared to $98.7 million for the quarter ended September 30, 2021. The increase in the product segment was primarily the result of recent acquisitions and armor volume partially offset by a large contractual armor order that was fulfilled in the prior year, and in our distribution segment, the increase was driven by agency demand for hard goods.

For the nine months ended September 30, 2022, Cadre generated net sales of $334.2 million, as compared to $323.8 million for the prior year period, mainly driven by distribution volume, and recent acquisitions, offset by prior year US Federal and crowd control shipments.

For the quarter ended September 30, 2022, Cadre generated gross profit of $43.7 million, as compared to $39.3 million for the quarter ended September 30, 2021. For the nine months ended September 30, 2022, Cadre generated gross profit of $127.2 million, as compared to $131.5 million for the prior year period.

Gross profit margin was 39.2% for the quarter ended September 30, 2022, as compared to 39.8% for the quarter ended September 30, 2021. Gross profit margin was 38.0% for the nine months ended September 30, 2022, as compared to 40.6% for the prior year period, mainly driven by 91 basis points from the amortization of inventory step-up recorded as part of the recent acquisitions and less favorable mix, partially offset by pricing in excess of material inflation.

Net income was $4.9 million for the quarter ended September 30, 2022, as compared to a net loss of $5.3 million for the quarter ended September 30, 2021. The increase resulted primarily from improved revenue and the loss on extinguishment of debt related to the August 2021 debt refinance.

Net loss was $0.8 million for the nine months ended September 30, 2022, as compared to net income of $8.4 million for the prior year period, primarily as a result of stock-based compensation expense and unfavorable product and portfolio mix.

Cadre generated $20.7 million of Adjusted EBITDA for the quarter ended September 30, 2022, as compared to $15.4 million for the quarter ended September 30, 2021. Adjusted EBITDA margin was 18.6% for the quarter ended September 30, 2022, as compared to 15.6% for the prior year period.

Cadre generated $53.3 million of Adjusted EBITDA for the nine months ended September 30, 2022, as compared to $56.1 million for the prior year period. Adjusted EBITDA margin was 16.0% for the nine months ended September 30, 2022, as compared to 17.3% for the prior year period.

Product segment gross margin was 41.6% and 40.2% for the third quarter and first nine months of 2022, respectively, compared to 40.5% and 41.6% for the respective prior year periods.

Distribution segment gross margin was 19.8% and 20.9% for the third quarter and first nine months of 2022, respectively, compared to 24.6% and 25.2% for the respective prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $2.5 million from $33.9 million as of December 31, 2021 to $36.4 million as of September 30, 2022.
●	Total debt decreased by $6.6 million from $159.7 million as of December 31, 2021, to $153.1 million as of September 30, 2022.
●	Net debt (total debt net of cash and cash equivalents) decreased by $9.0 million from $125.8 million as of December 31, 2021, to $116.8 million as of September 30, 2022.
●	Capital expenditures totaled $0.7 million for the third quarter and $3.2 million for the nine months ended September 30, 2022, compared with $0.7 million for the third quarter and $2.2 million for the nine months ended September 30, 2021.

Dividend

On October 20, 2022, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment will be made on November 14, 2022, to shareholders of record as of the close of business on the record date of November 1, 2022. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2022 Outlook

For the full year 2022, Cadre expects to generate net sales in the range of $444.0 million to $452.0 million and Adjusted EBITDA in the range of $72.5 million and $77.5 million. Cadre expects Adjusted EBITDA conversion in the range of 92-95% for the full year.

Conference Call

Cadre management will host a conference call on Thursday, November 10, 2022, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is 646-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through November 24, 2022. To access the replay, please dial 800-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, (iv) adjusted EBITDA conversion rate and (v) LTM adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation, changes to global, social and political economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, logistical challenges related to disruptions and delays, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company’s financial results are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$36,350	$33,857
Accounts receivable, net of allowance for doubtful accounts of $774 and $645, respectively	55,759	48,344
Inventories	79,246	63,978
Prepaid expenses	8,740	10,353
Other current assets	7,493	3,171
Assets held for sale	225	278
Total current assets	187,813	159,981
Property and equipment, net of accumulated depreciation and amortization of $41,478 and $37,171, respectively	45,671	33,053
Deferred tax assets, net	5,350	7,059
Intangible assets, net	51,518	42,415
Goodwill	77,196	66,262
Other assets	7,631	3,026
Total assets	$375,179	$311,796

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$24,523	$19,328
Accrued liabilities	35,515	40,736
Income tax payable	957	1,255
Liabilities held for sale	91	128
Current portion of long-term debt	13,285	13,174
Total current liabilities	74,371	74,621
Long-term debt	139,818	146,516
Deferred tax liabilities	3,526	1,297
Other liabilities	904	722
Total liabilities	218,619	223,156

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,332,271 and 34,383,350 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	4	3
Additional paid-in capital	203,754	127,606
Accumulated other comprehensive loss	(846)	(1,917)
Accumulated deficit	(46,352)	(37,052)
Total shareholders’ equity	156,560	88,640
Total liabilities, mezzanine equity and shareholders' equity	$375,179	$311,796

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$111,554	$98,654	$334,192	$323,751
Cost of goods sold	67,814	59,346	207,042	192,256
Gross profit	43,740	39,308	127,150	131,495
Operating expenses
Selling, general and administrative	31,732	27,673	118,431	87,168
Restructuring and transaction costs	1,578	(49)	3,380	1,491
Related party expense	112	142	1,346	437
Total operating expenses	33,422	27,766	123,157	89,096
Operating income	10,318	11,542	3,993	42,399
Other expense
Interest expense	(1,567)	(3,464)	(4,496)	(14,129)
Loss on extinguishment of debt	—	(15,155)	—	(15,155)
Other expense, net	(1,851)	(352)	(2,812)	(881)
Total other expense, net	(3,418)	(18,971)	(7,308)	(30,165)
Income (loss) before provision for income taxes	6,900	(7,429)	(3,315)	12,234
(Provision) benefit for income taxes	(1,959)	2,123	2,536	(3,861)
Net income (loss)	$4,941	$(5,306)	$(779)	$8,373

Net income (loss) per share:
Basic	$0.13	$(0.19)	$(0.02)	$0.30
Diluted	$0.13	$(0.19)	$(0.02)	$0.30
Weighted average shares outstanding:
Basic	37,289,880	27,483,350	35,697,891	27,483,350
Diluted	37,747,613	27,483,350	35,697,891	27,483,350

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(779)	$8,373
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,319	10,426
Amortization of original issue discount and debt issue costs	554	2,483
Amortization of inventory step-up	3,055	—
Loss on extinguishment of debt	—	15,155
Deferred income taxes	(2,755)	1,533
Stock-based compensation	28,988	—
Provision for (recoveries from) losses on accounts receivable	245	(254)
Foreign exchange loss	3,006	45
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(3,271)	1,549
Inventories	(7,187)	(10,261)
Prepaid expenses and other assets	986	(4,642)
Accounts payable and other liabilities	(4,660)	6,582
Net cash provided by operating activities	29,501	30,989
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,938)	(2,225)
Business acquisitions, net of cash acquired	(55,039)	—
Net cash used in investing activities	(57,977)	(2,225)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	43,000	248,000
Principal payments on revolving credit facilities	(43,000)	(223,132)
Proceeds from term loans	—	198,735
Principal payments on term loans	(7,514)	(224,547)
Proceeds from insurance premium financing	3,989	4,269
Principal payments on insurance premium financing	(3,878)	(2,611)
Payment of capital leases	(26)	(32)
Payments for debt issuance costs	—	(2,830)
Payments on extinguishment of debt	—	(4,215)
Taxes paid in connection with employee stock transactions	(6,216)	—
Proceeds from secondary offering, net of underwriter discounts	56,329	—
Deferred offering costs	(2,953)	—
Dividends distributed	(8,521)	(9,996)
Net cash provided by (used in) financing activities	31,210	(16,359)
Effect of foreign exchange rates on cash and cash equivalents	(241)	(3)
Change in cash and cash equivalents	2,493	12,402
Cash and cash equivalents, beginning of period	33,857	2,873
Cash and cash equivalents, end of period	$36,350	$15,275
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$710	$695
Cash paid for interest	$3,860	$8,524
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$272	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Nine months ended September 30, 2022
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$277,941	$73,836	$(17,585)	$334,192
Cost of goods sold	166,192	$58,437	$(17,587)	207,042
Gross profit	$111,749	$15,399	$2	$127,150

	Nine months ended September 30, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$274,039	$69,086	$(19,374)	$323,751
Cost of goods sold	159,924	51,696	(19,364)	192,256
Gross profit	$114,115	$17,390	$(10)	$131,495

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months	Three Months Ended		Nine Months Ended		Last Twelve
	December 31,	Ended June 30,	September 30,		September 30,		Months
	2021	2022	2022	2021	2022	2021	September 30, 2022
Net income (loss)	$12,661	$4,445	$4,941	$(5,306)	$(779)	$8,373	$3,509
Add back:
Depreciation and amortization	13,718	3,836	3,939	3,406	11,319	10,426	14,611
Interest expense	16,425	1,439	1,567	3,464	4,496	14,129	6,792
Provision (benefit) for income taxes	6,531	1,517	1,959	(2,123)	(2,536)	3,861	134
EBITDA	$49,335	$11,237	$12,406	$(559)	$12,500	$36,789	$25,046
Add back:
Restructuring and transaction costs(1)	3,430	2,203	1,578	(49)	4,380	1,491	6,319
Loss on extinguishment of debt(2)	15,155	—	—	15,155	—	15,155	—
Other expense, net(3)	947	756	1,851	352	2,812	881	2,878
Stock-based compensation expense(4)	355	2,818	2,820	—	29,361	—	29,716
Stock-based compensation payroll tax expense(5)	—	7	—	—	305	—	305
LTIP bonus(6)	2,162	174	375	524	933	1,804	1,291
Amortization of inventory step-up(7)	—	1,191	1,711	—	3,055	—	3,055
Adjusted EBITDA	$71,384	$18,386	$20,741	$15,423	$53,346	$56,120	$68,610
Less: Capital expenditures	(3,029)	(1,421)	(720)	(719)	(3,210)	(2,225)	(4,014)
Adjusted EBITDA less capital expenditures	$68,355	$16,965	$20,021	$14,704	$50,136	$53,895	$64,596
Adjusted EBITDA conversion rate(8)	96%	92%	97%	95%	94%	96%	94%
Adjusted EBITDA margin(9)	16.7%	15.6%	18.6%	15.6%	16.0%	17.3%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations and comprehensive income (loss).
(2)	Reflects losses incurred in connection with the August 2021 debt refinance.
(3)	Reflects the “Other expense, net” line item on our consolidated statement of operations. For the three and six months ended June 30, 2022 and 2021, other expense, net primarily includes losses on foreign currency transactions.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as part of the recent acquisitions.
(8)	Reflects (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA.
(9)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.